OFFICE OF THE COMPTROLLER OF THE CURRENCY

Washington, D.C. 20219

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 3, 2008

ENB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Pennsylvania	To be assigned	25-0661129
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No)
of Incorporation)

31 E. Main St., Ephrata, PA		17522-0457
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(717) 733-4181

Not Applicable
(Former Name, Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ENB FINANCIAL CORP

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 3, 2008, management received notice that Paul W. Brubaker, Vice President and Secretary of ENB Financial Corp, Executive Vice President of Ephrata National Bank, and Board Member of both entities, would be retiring effective on December 31, 2008.

Mr. Brubaker is one of the longest serving employees of the Bank, starting on July 3, 1962.  Mr. Brubaker has served on the Board of Directors of Ephrata National Bank since 1980.

The Board gratefully acknowledges the significant contributions Mr. Brubaker has made in over forty six years of employment to the Bank.  The board recognizes the broad business experience, good judgment, and moral character exhibited by Mr. Brubaker over the 28 years of service on the board.  The board, management, and employees of Ephrata National Bank wish him, and his wife, many healthy and enjoyable retirement years.

ENB FINANCIAL CORP

SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: July 7, 2008	By:	/s/ Aaron L. Groff, Jr.
Aaron L. Groff, Jr., Chairman of the Board,
President and CEO

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